EXECUTION VERSION
CID #: 000016249

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2015, is by and among DENNY’S, INC., a Florida corporation (“Denny’s” or the “Borrower”), DENNY’S CORPORATION, a Delaware corporation (“Parent”), each of those Subsidiaries of Parent party hereto (Parent and such Subsidiaries, each a “Guarantor” and collectively, the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the other Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of March 30, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Loan Parties have requested that the Lenders make certain amendments to the Credit Agreement, including to increase the aggregate Commitments of the Lenders under the Revolving Credit Facility, as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement, and are willing to provide a portion of the increase of the aggregate Commitments under the Revolving Credit Facility, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to “Applicable Percentage”. The definition of “Applicable Percentage” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

The Applicable Percentage of each Lender is set forth (i) as of the First Amendment Effective Date, opposite the name of such Lender on Schedule 2.01 of the Disclosure Schedules or (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

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1.2    Amendment to “Applicable Rate”. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the pricing grid therein and replacing it with the following pricing grid:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate +	Standby Letter of Credit Fees	Commercial Letter of Credit Fees	Base Rate +
I	Greater than or equal to 3.00 to 1.00	0.35%	2.25%	2.25%	2.25%	1.25%
II	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	0.30%	2.00%	2.00%	2.00%	1.00%
III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.25%	1.75%	1.75%	1.75%	0.75%
IV	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.20%	1.50%	1.50%	1.50%	0.50%
V	Less than 1.50 to 1.00	0.15%	1.25%	1.25%	1.25%	0.25%

1.3    Amendment to “Consolidated Funded Indebtedness”. The proviso at the end of the first sentence of the definition of “Consolidated Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided, however, that (i) obligations of Parent and its Subsidiaries in respect of (A) Swap Contracts entered into for purposes of hedging against fluctuations in foreign currency, (B) Swap Contracts entered into for purposes of hedging against fluctuations in interest rates and (C) Swap Contracts entered into in connection with any accelerated stock repurchase program and (ii) contingent reimbursement obligations in respect of Letters of Credit shall be excluded for purposes of determining Consolidated Funded Indebtedness.

1.4    Amendment to “Disclosure Schedules”. The definition of “Disclosure Schedules” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Disclosure Schedules” means a document in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, setting forth disclosure schedules of the Loan Parties and their Subsidiaries in respect of matters referenced in this Agreement, and as amended from time to time.

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1.5    Amendment to “Incurrence Ratio”. The definition of “Incurrence Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Incurrence Ratio” means, as of any date of determination, the maximum Consolidated Leverage Ratio permitted under Section 7.10(a) for such date, less 0.50.
1.6    Amendment to “Revolving Credit Facility”. The definition of “Revolving Credit Facility” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. As of the First Amendment Effective Date, the Revolving Credit Facility is $325,000,000.
1.7    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order therein:

“First Amendment Effective Date” means October 30, 2015.

1.8    Amendment to Section 7.03(g). Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g)    additional Investments in an amount not to exceed (x) $25,000,000 (in the aggregate together with any other additional Investments made pursuant to this clause (g) outstanding at such time) if at the time such Investment is consummated and after giving effect to such Investment on a pro forma basis, the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.0 or (y) $50,000,000 (in the aggregate together with any other additional Investments made pursuant to this clause (g) outstanding at such time) if at the time such Investment is consummated and after giving effect to such Investment on a pro forma basis, the Consolidated Leverage Ratio is less than 3.00 to 1.0; provided that the aggregate amount of Investments made pursuant to this clause (g) in any single Person (including any franchisee) shall not exceed $5,000,000 at any one time outstanding;
1.9    Amendment to Section 7.03(h). Section 7.03(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h)    Investments consisting of Guarantees by any Loan Party of obligations of franchisees or licensees or the Purchasing Coop (to the extent the Purchasing Coop is acting on behalf of franchisees or licensees), consistent with past practices and on usual and customary terms for transactions of this type, in an amount not to exceed, (x) the greater of (I) $30,000,000 and (II) an amount equal to 5.0% of Consolidated Total Assets (in the aggregate together with any other Investments made pursuant to this clause (h) outstanding at such time), if at the time such Investment is consummated and after giving effect to such Investment on a pro forma basis, the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.0 or (y) the greater of (I) $50,000,000 and (II) an

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amount equal to 10.0% of Consolidated Total Assets (in the aggregate together with any other Investments made pursuant to this clause (h) outstanding at such time), if at the time such Investment is consummated and after giving effect to such Investment on a pro forma basis, the Consolidated Leverage Ratio is less than 3.00 to 1.0;
1.10    Amendment to Section 7.03(i). The introductory clause of Section 7.03(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)    Investments consisting of the purchase or other acquisition of all of the Equity Interests in, or assets that constitute a business unit (which, for the avoidance of doubt, may consist of a single or multiple restaurant locations) or all or a substantial part of the business or assets of, any Person that, upon the consummation thereof, such Equity Interests or property, as applicable, will be wholly-owned directly by a Loan Party or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(i):
1.11    Amendment to Section 7.05(a)(iv). Section 7.05(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)    commencing with the 2015 fiscal year of Parent, the Loan Parties may make Restricted Payments in any fiscal year not otherwise permitted by this Section 7.05 in an aggregate amount not to exceed $50,000,000 if at the time such Restricted Payment is made and after giving effect to any such Restricted Payment on a pro forma basis, the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.00; provided, however, if the Consolidated Leverage Ratio is less than 3.00 to 1.00 at the time any such Restricted Payment is made and after giving effect to any such Restricted Payment on a pro forma basis, the Loan Parties may make unlimited Restricted Payments in any fiscal year; provided, further, however that in each case, (x) at the time of the making of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to any such Restricted Payment, there is at least $20,000,000 in availability under the Revolving Credit Facility.
1.12    Amendment to Section 7.10(a). Section 7.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of each Measurement Period to be greater than 3.50 to 1.00.
1.13    Amendment to Schedule 2.01 of the Disclosure Schedules. Schedule 2.01 of the Disclosure Schedules is hereby amended by replacing such schedule with Schedule 2.01 attached hereto. As of the First Amendment Effective Date, each Lender, by its execution of this Amendment, hereby acknowledges and agrees to its revised Commitments in the aggregate principal amount set forth on Schedule 2.01 attached hereto (after giving effect to this Amendment).

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ARTICLE II
CONDITIONS

2.1    Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance satisfactory to the Administrative Agent:

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders (including each Lender providing an increase to its Commitments under the Revolving Credit Facility).

(b)    Organization Documents. The Administrative Agent shall have received (i) such certificates of resolutions or other action approving and adopting this Amendment and the increase of the aggregate Commitments, and (ii) such documents and certifications to evidence that each Loan Party is validly existing, in good standing in the state or other jurisdiction of its incorporation or organization, in each case in form and substance reasonably acceptable to the Administrative Agent.

(c)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that before and after giving effect to the increase of the aggregate Commitments on the First Amendment Effective Date, (A) the representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date, (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects and (iii) those contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (B) the Parent and its Subsidiaries are in compliance with the Consolidated Leverage Ratio as set forth in Section 7.10(a) of the Credit Agreement, on a pro forma basis after giving effect to increase of the aggregate Commitments on the First Amendment Effective Date, recomputed as of the last day of the most recently ended fiscal quarter of Parent for which financial statements are available and (C) no Default exists.

(d)    Solvency Certificate. The Parent shall have delivered to the Administrative Agent a certificate attesting to the Solvency of each Loan Party before and after giving effect to this Amendment, from the chief financial officer of Parent.

(e)    Legal Opinion. The Borrower shall have delivered to the Administrative Agent a favorable opinion of Alston & Bird LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, covering such matters relating to this Amendment as the Administrative Agent shall reasonably request.

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(f)    Fees and Out of Pocket Costs. The Administrative Agent shall have received upfront fees for the account of each Lender providing an increase to its Commitments under the Revolving Credit Facility and the Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent) and all other fees and amounts required to be paid to the Administrative Agent in connection with this Amendment.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    Each Loan Party has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)    This Amendment has been duly executed and delivered by the duly authorized officers of each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required for the execution, delivery, performance, validity or enforceability of this Amendment.

(d)    The representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date, (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects and (iii) those contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).

(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.

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(f)    The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)    Each Guarantor affirms all of its obligations under the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(h)    The Obligations of the Loan Parties are not reduced or modified by this Amendment (except as expressly set forth in this Amendment) and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.7    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be as delivery of a manually executed counterpart of this Amendment.

3.8    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.9    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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3.10    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:    DENNY’S, INC.,
a Florida corporation
By: /s/ Ross Nell
Name: Ross Nell
Title: Vice President, Tax and Treasurer
GUARANTORS:    DENNY’S CORPORATION,
a Delaware corporation
By: /s/ Ross Nell
Name: Ross Nell
Title: Vice President, Tax and Treasurer
DENNY’S REALTY, LLC,
a Delaware limited liability company

By:	DFO, LLC, its Sole Member
By: Denny’s Inc., its Sole Member

By: /s/ Ross Nell
Name: Ross Nell
Title: Vice President, Tax and
Treasurer

DFO, LLC,
a Delaware limited liability company

By:	Denny’s Inc., its Sole Member

By: /s/ Ross Nell
Name: Ross Nell
Title: Vice President, Tax and Treasurer

AGENT AND LENDERS:            WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Issuing Lender and Lender

By: /s/ Darcy McLaren
Name:     Darcy McLaren
Title: Director

REGIONS BANK
By: /s/ Jake Nash
Name: Jake Nash
Title: Managing Director

CITIZENS BANK, N.A.

By: /s/ Christopher Wickles
Name: Christopher Wickles
Title: Senior Vice President

CADENCE BANK, N.A.
By: /s/ John M. Huss
Name: John M. Huss
Title: Managing Director
FIFTH THIRD BANK
By: /s/ Jeffrey K. Hoffmann
Name: Jeffrey K. Hoffmann
Title: Senior Vice President

BANK OF AMERICA, N.A.
By: /s/ Anthony Luppino
Name: Anthony Luppino
Title: Vice President
BANK OF THE WEST
By: /s/ Mary King
Name: Mary King
Title: Vice President

BRANCH BANKING & TRUST COMPANY
By: /s/ Stuart M. Jones
Name: Stuart M. Jones
Title: Senior Vice President

MUFG UNION BANK, N.A.
By: /s/ Michael Gardner
Name: Michael Gardner
Title: Director

SYNOVUS BANK
By: /s/ Mike Sawicki
Name: Mike Sawicki
Title: Corporate Banking

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Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Credit Commitment Amount	Revolving Credit Commitment Percentage

Wells Fargo Bank, National Association	$58,000,000.00	17.846153846%
Regions Bank	$45,500,000.00	14.000000000%
Citizens Bank, N.A.	$39,000,000.00	12.000000000%
Cadence Bank, N.A.	$32,500,000.00	10.000000000%
Fifth Third Bank	$25,000,000.00	7.692307692%
Bank of America, N.A.	$25,000,000.00	7.692307692%
Bank of the West	$25,000,000.00	7.692307692%
Branch Banking and Trust Company	$25,000,000.00	7.692307692%
MUFG Union Bank, N.A.	$25,000,000.00	7.692307692%
Synovus Bank	$25,000,000.00	7.692307692%

Total	$325,000,000.00	100.0%

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